SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 11, 2003

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                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)




              Delaware                   024996                  13-3645702
  (State or other jurisdiction of    (Commission file         (I.R.S. employer
   incorporation or organization)        number)             identification no.)




             805 Third Avenue,
         New York, New York 10022                                  10022
 (Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (212) 271-7640





         (Former name or former address, if changed since last report.)

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ITEM 5.  Other Events and Regulation FD Disclosure

      On December 11, 2003, Internet Commerce Corporation (the "Company") issued a press release announcing its results of operations for the quarter ended October 31, 2003. Consolidated revenue for the quarter ended October 31, 2003 remained relatively flat at $3.1 million compared to the quarter ended October 31, 2002. For the quarter ended October 31, 2003, net loss was $818,000, or $0.07 per diluted share, compared to $982,000, or $0.09 per diluted share, for the quarter ended October 31, 2002. In addition, the press release announced that revenue by segment for the quarter ended October 31, 2003 was as follows:
ICC.NET revenue was $2,441,000, compared to revenue of $2,119,000 for the quarter ended October 31, 2002; Service Bureau revenue was $308,000, compared to revenue of $466,000 for the quarter ended October 31, 2002; and Professional Services revenue was $355,000, compared to revenue of $465,000 for the quarter ended October 31, 2002.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (c)  Exhibits

      Exhibit No.   Description
      -----------   -----------

         99.1 Press Release of Internet Commerce Corporation, dated December 11, 2003.

ITEM 12. Results of Operation and Financial Condition.

      A copy of the Company's press release dated December 11, 2003 reporting its results of operations for the quarter ended October 31, 2003 is attached as
Exhibit 99.1 to this Current Report on Form 8-K and is being furnished under
Item 12 ("Results of Operations and Financial Condition"). As such, such exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2003

                                    INTERNET COMMERCE CORPORATION



                                    By: /s/ Walter M. Psztur
                                          ----------------------------
                                          Walter M. Psztur
                                          Chief Financial Officer

                                  Exhibit Index
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      Exhibit No.   Description
      -----------   -----------

         99.1 Press Release of Internet Commerce Corporation, dated December 11, 2003.